Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Dandrit Biotech USA, Inc. (the “Company”) on Form 10-K for the year ending June 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Eric Leire, as Chief Executive Officer (Principal Executive Officer) of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 20, 2017

/s/ Eric Leire
Eric Leire
Chief Executive Officer (Principal Executive Officer)